Exhibit 10.5

MAVENIR SYSTEMS, INC.

2005 STOCK PLAN

STOCK OPTION AGREEMENT FOR UK SERVICE PROVIDERS

(Early Exercise)

Unless otherwise defined herein, the terms defined in the 2005 Stock Plan shall have the same defined meanings in this Option Agreement.

I.	NOTICE OF STOCK OPTION GRANT

«Optionee»

The undersigned Optionee has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan, this Option Agreement and the Joint Election (as defined in section 11 of this Option Agreement), as follows:

Date of Grant	:	«Date_of_Grant»

Vesting Commencement Date	:	«Vesting_Commencement_Date»

Exercise Price per Share	:	«Price»

Total Number of Shares Granted	:	«Shares»

Total Exercise Price	:	«ExercisePrice»

Type of Option	:

	:	☒Nonstatutory Stock Option (UK Unapproved Option)

Term/Expiration Date	:	Tenth Anniversary of Date of Grant

Standard Vesting Schedule: One fourth (1/4th) of the shares of Common Stock subject to the option shall become vested on the first anniversary of the Vesting Commencement Date and an additional one forty-eighth (1/48th) of the shares of Common Stock subject to the option shall become vested on the corresponding day of each calendar month thereafter or, to the extent such calendar month does not have the corresponding day, on the last day of such calendar month, until all such shares are vested and exercisable, provided that the Optionee continues to be a Service Provider (as defined in the Company’s 2005 Stock Plan) on such dates.

Termination Period: This Option shall be exercisable for thirty (30) days after Optionee ceases to be a Service Provider. Upon Optionee’s death or Disability, this Option may be exercised for twelve (12) months after Optionee ceases to be a Service Provider. In no event may Optionee exercise this Option after the Term/Expiration Date as provided above.

II.	AGREEMENT

1. Grant of Option.

(a) The Administrator of the Company hereby grants to the Optionee named in the Notice of Grant (the “Optionee”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan and Joint Election, which are incorporated herein by reference. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail SAVE THAT in respect of:

(a) any payment or other matter relating to the Option Tax Liability (as defined in section 10 of this Option Agreement), the terms of this Option Agreement shall prevail; and

(b) any employer’s NICs (as defined in section 10 of this Option Agreement), the terms of the Joint Election shall prevail.

2. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of the Plan as follows:

(a) Right to Exercise.

(i) Subject to subsections 2(a)(ii) and 2(a)(iii) below, this Option shall be exercisable cumulatively according to the vesting schedule set forth in the Notice of Grant. Alternatively, at the election of the Optionee, this Option may be exercised in whole or in part at any time as to Shares which have not yet vested. Vested Shares shall not be subject to the Company’s repurchase right (as set forth in the Restricted Stock Purchase Agreement, attached hereto as Exhibit C-1).

(ii) As a condition to exercising this Option for unvested Shares, the Optionee shall execute the Restricted Stock Purchase Agreement and the Section 431 election attached hereto Exhibit C-5 or in such form as HM Revenue and Customs may require from time to time.

(iii) This Option may not be exercised for a fraction of a Share.

(b) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares and an executed Section 431 election in such form as attached hereto as Exhibit C-5 or such other form as HM Revenue and Customs may require from time to time. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price and an executed Section 431 election.

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No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

3. Optionee’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

4. Market Standoff Agreement. Optionee hereby agrees that Optionee shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Optionee (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act. Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Optionee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 4 shall not apply to a registration relating solely to (i) employee benefit plans or (ii) an SEC Rule 145 transaction. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Optionee agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Section 4.

5. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a) cash;

(b) cheque;

(c) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(d) surrender of other Shares which, (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares acquired upon exercise of the Option.

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Payment of any liability arising under the terms of the Joint Election will be pursuant to the provisions of the Joint Election.

6. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the Board of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

7. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan, this Option Agreement and the Joint Election shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

8. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

9. Tax Consequences. The Optionee should obtain advice from an appropriate independent professional adviser in relation to the United Kingdom taxation implications of the grant, exercise, assignment, release, cancellation or any other disposal of this Option (the “Trigger Event”) pursuant to the Plan and on any subsequent sale of the Option Shares. The Optionee should also take advice in respect of the United Kingdom taxation indemnity provisions comprising Sections 10(a) and 10(b) below and the payment of employer NICs under Section 11 below.

10. Optionee’s Taxation Indemnity

(a) To the extent permitted by law, the Optionee hereby agrees to indemnify and keep indemnified the Company and the Company as trustee for and on behalf of any related corporation, in respect of any liability or obligation of the Company and/or any related corporation to account for income tax (under PAYE) or any other taxation provisions and primary class 1 National Insurance Contributions (“NICs”) in the United Kingdom to the extent arising from a Trigger Event or arising out of the acquisition, retention and disposal of the Shares acquired pursuant to this Option.

(b) The Company shall not be obliged to allot and issue any Shares or any interest in Shares pursuant to the exercise of an Option unless and until the Optionee has paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify the Company in full against any liability the Company has to account to HM Revenue and Customs for any amount of, or representing, income tax and/or primary NICs (the “Option Tax Liability”), or the Optionee has made such other arrangement as in the opinion of the Company will ensure that the full amount of any Option Tax Liability will be recovered from the Optionee within such period as the Company may then determine.

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(c) In the absence of any such other arrangement being made, the Company shall have the right to retain out of the aggregate number of shares to which the Optionee would have otherwise been entitled upon the exercise of an Option, such number of Shares as, in the opinion of the Company, will enable the Company to sell as agent for the Optionee (at the best price which can reasonably expect to be obtained at the time of the sale) and to pay over to the Company sufficient monies out of the net proceeds of sale, after deduction of all fees, commissions and expenses incurred in relation to such sale, to satisfy the Optionee’s liability under such indemnity.

11. Employer’s NICs. As a condition to participation in the Plan and the exercise of this Option, Optionee hereby agrees to accept all liability for and pay all secondary Class 1 National Insurance Contributions which would otherwise be payable by the Company (or any successor or any Parent or Subsidiary employing or previously employing Optionee) with respect to the exercise of the Option or any other event giving rise to taxation under the Option (the “Employer NIC”). Optionee agrees that Optionee will execute, within the time period specified by the Company, a joint election (the “Joint Election?) provided by the Company as approved by HM Revenue and Customs and any other consent or elections required to effect the transfer of the Employer NIC. Optionee further agrees to execute such other joint elections as may be required between Optionee and any successor to the Company and/or Optionee’s employer. Optionee further agrees that the Company and/or Optionee’s employer may collect the Employer NIC by any of the means set forth in the Joint Election.

12. Data Privacy.

(a) Optionee hereby explicitly and unambiguously consents to the collection, use, disclosure and transfer, in electronic or other form, of Optionee’s personal data as described in this Agreement by and among, as applicable, Optionee’s employer, the Company and its Parent and Subsidiaries for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan.

(b) Optionee understands that Optionee’s employer, the Company and its Parent and Subsidiaries, as applicable, hold certain personal information about Optionee regarding Optionee’s employment, the nature and amount of Optionee’s compensation and the fact and conditions of Optionee’s participation in the Plan, including, but not limited to, Optionee’s name, home address, telephone number and e-mail address, date of birth, social insurance number or other identification number, salary, nationality, job title, any equity or directorships held in the Company and its Parent and Subsidiaries, details of all options or any other entitlement to equity awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor, for the purpose of implementing, administering and managing the Plan (the “Data”). Optionee understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Optionee’s country, or elsewhere, and that this country may have different data privacy laws and protections than Optionee’s country. Optionee understands that Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting Optionee’s local human resources representative. Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other

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third party. Optionee understands that the Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan. Optionee understands that Optionee may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Optionee’s local human resources representative. Optionee understands, however, that refusing or withdrawing Optionee’s consent may affect Optionee’s ability to participate in the Plan. For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee understands that Optionee may contact Optionee’s local human resources representative.

13. No Entitlement or Claims for Compensation. In accepting the grant of this Option, Optionee acknowledges the following:

(a) The Plan is established voluntarily by the Company, the grant of options under the Plan is made at the discretion of the Company and the Plan may be modified, amended, suspended or terminated by the Company at any time.

(b) The grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past.

(c) All decisions with respect to future option grants, if any, will be at the sole discretion of the Company.

(d) Optionee is voluntarily participating in the Plan.

(e) This Option and any Shares acquired under the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or any Parent or Subsidiary (including, as applicable, Optionee’s employer) and which are outside the scope of Optionee’s employment contract, if any.

(f) This Option and any Shares acquired under the Plan are not to be considered part of Optionee’s normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, payment in lieu of notice, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments.

(g) This Option and any Shares subject to the Option are not intended to replace any pension rights or compensation.

(h) In the event that Optionee’s employer is not the Company, the grant of this Option will not be interpreted to form an employment contract or relationship with the Company and, furthermore, the grant of this Option will not be interpreted to form an employment contract with Optionee’s employer or any Parent or Subsidiary of the Company.

(i) The future value of the underlying Shares is unknown and cannot be predicted with certainty.

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(j) Optionee shall have no rights, claim or entitlement to compensation or damages as a result of Optionee’s cessation as a Service Provider for any reason whatsoever, whether or not in breach of contract or local labor law, insofar as these rights, claim or entitlement arise or may arise from Optionee ceasing to have rights under or be entitled to exercise this Option as a result of such cessation or loss or diminution in value of the Option or any of the Shares purchased through exercise of the Option as a result of such cessation, and Optionee irrevocably releases Optionee’s employer, the Company and its Parent and Subsidiaries, as applicable, from any such rights, entitlement or claim that may arise. If, notwithstanding the foregoing, any such right or claim is found by a court of competent jurisdiction to have arisen, then, by signing this Option Agreement, Optionee shall be deemed to have irrevocably waived Optionee’s entitlement to pursue such rights or claim.

14. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan, this Option Agreement and the Joint Election constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.

15. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan, and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Option or the Joint Election. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

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This Agreement has been executed and delivered as a deed on the date written above.

SIGNED AS A DEED by	SIGNED AS A DEED by
OPTIONEE:	MAVENIR SYSTEMS, INC.
acting by the undermentioned person acting on the authority of the company in accordance with the laws of the territory of its incorporation.

By:
Signature
Its:
Print Name

Address*:

Facsimile #:
Email:

*	Please include address for notice purposes.

In the presence of:

Witness signature:

Name:

Address:

Occupation:

-8-	Stock Option Agreement - Early Exercise

EXHIBIT A

2005 STOCK PLAN

EXERCISE NOTICE

Mavenir Systems, Inc.

1651 North Glenville

Suite 210

Richardson, TX 75081

Attn:  Secretary

1. Exercise of Option. Effective as of today,             ,             , the undersigned (“Optionee”) hereby elects to exercise Optionee’s option (the “Option”) to purchase             shares of the Common Stock (the “Shares”) of Mavenir Systems, Inc. (the “Company”) under and pursuant to the 2005 Stock Plan (the “Plan”), the Stock Option Agreement dated             ,             (the “Option Agreement”) and the Joint Election (the “Joint Election”).

2. Delivery of Payment. Optionee herewith delivers to the Company the full purchase price of the Shares as set forth in the Option Agreement.

3. Tax Indemnity. Optionee hereby indemnifies the Company in respect of the amount of any Option Tax Liability which may arise as a consequence of or in connection with this exercise of the option (and, for the purposes of this Exercise Notice, the expression “Option Tax Liability” has the same meaning as it has in the Option Agreement).

4. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

5. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 13 of the Plan.

6. Company’s Right of First Refusal. Before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”).

(a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee

(“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase up to all of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c) Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by cheque), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e) Holder’s Right to Transfer. To the extent that the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Optionee’s lifetime or on the Optionee’s death by will or intestacy to the Optionee’s immediate family or a trust for the benefit of the Optionee’s immediate family shall be exempt from the provisions of this Section. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

(g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

7. Market Standoff Agreement. Optionee hereby agrees that it will not, without the prior written consent of the managing underwriter, during the one hundred eighty (180) day period (or such other period as may be requested in writing by the managing underwriter and agreed to in writing by the Company) commencing on the date of the final prospectus relating to the Company’s initial public offering (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise. Optionee agrees to execute an agreement(s) reflecting (i) and (ii) above as may be requested by the managing underwriter at the time of the initial public offering, and further agrees that the Company may impose stop transfer instructions with its transfer agent in order to enforce the covenants in (i) and (ii) above. The underwriters in connection with the Company’s initial public offering are intended third party beneficiaries of the covenants in this Section and shall have the right, power and authority to enforce such covenants as though they were a party hereto.

8. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any appropriate independent professional adviser. Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

9. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING A 180-DAY MARKET STANDOFF AGREEMENT, AND A RIGHT OF FIRST REFUSAL HELD BY THE CORPORATION AS SET FORTH IN AN EXERCISE NOTICE BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.

(b) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

10. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and the terms and conditions of this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, the terms and conditions of this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

11. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

12. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally by hand or by courier, mailed by first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed (a) if to the Optionee, at the Optionee’s address, facsimile number or electronic mail address set forth on the signature page to the Option Agreement, or at such other address, facsimile number or electronic mail address as the Optionee may designate by ten (10) days’ advance written notice to the Company or (b) if to the Company, to its principal executive office, or at such other address as the Company may designate by ten (10) days’ advance written notice to the Optionee. All such notices and other communications shall be deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or when directed to the electronic mail address set forth on the signature page to the Option Agreement. With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or the Company’s charter or bylaws, the Optionee agrees that such notice may given by facsimile or by electronic mail.

13. Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of Delaware.

14. Entire Agreement. The Plan, Option Agreement and Joint Election are incorporated herein by reference. This Exercise Notice, the Plan, the Restricted Stock Purchase Agreement, the Joint Election, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

This Agreement has been executed and delivered as a deed on the date written below.

Executed as a Deed by:	Mavenir Systems, Inc.
OPTIONEE:	acting by the Undermentioned person
acting on the authority of the Company
in accordance with the laws of
Signature	the territory of its incorporation.

By:
Print Name
Its:
In the presence of:

Witness signature:	Date Received

Name:

Address:

Occupation:

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE	:	«OPTIONEE»

COMPANY	:	MAVENIR SYSTEMS, INC.

SECURITY	:	COMMON STOCK

AMOUNT	:

DATE	:

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

(a) Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and with any other legend required under applicable state securities laws.

(c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

(d) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Optionee:

Date:

EXHIBIT C-1

MAVENIR SYSTEMS, INC.

2005 STOCK PLAN

RESTRICTED STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made between                                 (the “Purchaser”) and Mavenir Systems, Inc. (the “Company”) as of                     ,         .

Unless otherwise defined herein, the terms defined in the 2005 Stock Plan (the “Plan”) shall have the same defined meanings in this Agreement.

R E C I T A L S

A. Pursuant to the exercise of the option granted to Purchaser under the Plan and pursuant to the Option Agreement dated             by and between the Company and Purchaser with respect to such grant (the “Option”) and the joint election agreement (the “Joint Election”), which Plan and Option Agreement are hereby incorporated by reference, Purchaser has elected to purchase             of those shares of Common Stock which have not become vested under the vesting schedule set forth in the Option Agreement (“Unvested Shares”). The Unvested Shares and the shares subject to the Option Agreement which have become vested are sometimes collectively referred to herein as the “Shares”.

B. As required by the Option Agreement, as a condition to Purchaser’s election to exercise the option, Purchaser must execute this Agreement, which sets forth the rights and obligations of the parties with respect to Shares acquired upon exercise of the Option.

1. Repurchase Option.

(a) If Purchaser’s status as a Service Provider is terminated for any reason, including death or Disability, the Company shall have the right and option to purchase from Purchaser, or Purchaser’s personal representative, as the case may be, up to all of the Purchaser’s Unvested Shares as of the date of such termination at the price paid by the Purchaser for such Shares (the “Repurchase Option”).

(b) Upon the occurrence of such termination, the Company may exercise its Repurchase Option by delivering personally or by registered mail, to Purchaser (or his transferee or legal representative, as the case may be), within ninety (90) days of the termination, a notice in writing indicating the Company’s intention to exercise the Repurchase Option and setting forth a date for closing not later than thirty (30) days from the mailing of such notice. The closing shall take place at the Company’s office. At the closing, the holder of the certificates for the Unvested Shares being transferred shall deliver the stock certificate or certificates evidencing the Unvested Shares, and the Company shall deliver the purchase price therefor. If the Company does not elect to exercise the Repurchase Option conferred above by giving the requisite notice within ninety (90) days following the termination, the Repurchase Option shall terminate.

(c) At its option, the Company may elect to make payment for the Unvested Shares to a bank selected by the Company. The Company shall avail itself of this option by a notice in writing to Purchaser stating the name and address of the bank, date of closing, and waiving the closing at the Company’s office.

(d) The Repurchase Option shall lapse in accordance with the vesting schedule contained in Optionee’s Option Agreement.

2. Transferability of the Shares; Escrow.

(a) Purchaser hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to transfer the Unvested Shares as to which the Repurchase Option has been exercised from Purchaser to the Company.

(b) To insure the availability for delivery of Purchaser’s Unvested Shares upon repurchase by the Company pursuant to the Repurchase Option under Section 1, Purchaser hereby appoints the Secretary, or any other person designated by the Company as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such Unvested Shares, if any, repurchased by the Company pursuant to the Repurchase Option and shall, upon execution of this Agreement, deliver and deposit with such escrow agent, the share certificates representing the Unvested Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit C-2. The Unvested Shares and stock assignment shall be held in escrow, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached as Exhibit C-3 hereto, until the Company exercises its Repurchase Option, until such Unvested Shares are vested, or until such time as this Agreement no longer is in effect. As a further condition to the Company’s obligations under this Agreement, the spouse of the Purchaser, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit C-4. Upon vesting of the Unvested Shares, the escrow agent shall promptly deliver to the Purchaser the certificate or certificates representing such Shares in the escrow agent’s possession belonging to the Purchaser, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

(c) The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

(d) Transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transferee shall hold such Shares subject to all the provisions hereof and the Exercise Notice executed by the Purchaser with respect to any Unvested Shares purchased by Purchaser and shall acknowledge the same by signing a copy of this Agreement.

3. Ownership, Voting Rights, Duties. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Purchaser, except as specifically provided herein.

4. Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable federal and state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.

5. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company pursuant to Section 12 of the Plan after the date of this Agreement.

6. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally by hand or by courier, mailed by first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed (a) if to the Purchaser, at the Purchaser’s address, facsimile number or electronic mail address set forth on the signature page to the Option Agreement, or at such other address, facsimile number or electronic mail address as the Purchaser may designate by ten (10) days’ advance written notice to the Company or (b) if to the Company, to the address of its principal executive office, or at such other address as the Company may designate by ten (10) days’ advance written notice to the Purchaser. All such notices and other communications shall be deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or when directed to the electronic mail address set forth on the signature page to the Option Agreement. With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or the Company’s charter or bylaws, the Purchaser agrees that such notice may given by facsimile or by electronic mail.

7. Survival of Terms. This Agreement shall apply to and bind Purchaser and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

8. Section 431 Election. The exercise of an Option for Unvested Shares is subject to the Purchaser entering into a Section 431 election (the “Election”) within 14 days of the purchase of the exercised Shares, electing pursuant to Section 431 of the Income Tax (Earnings & Pensions) Act 2003 to be taxed currently on any difference between the purchase price of the exercised Shares and their unrestricted Fair Market Value on the date of purchase. In the case of a Nonstatutory Stock Option (UK Unapproved Option), this will result in a recognition of taxable income to the Purchaser on the date of exercise, measured by the excess, if any, of the unrestricted Fair Market Value of the exercised Shares, at the time the Option is exercised over the purchase price for the exercised Shares. Absent such an Election, taxable income will be measured and recognized by Purchaser at the time or times on which the Company’s Repurchase Option lapses. A form of Election under Section 431 is attached hereto as Exhibit C-5. Purchaser hereby agrees to complete and return the election to the Company.

9. Representations. Purchaser has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

10. Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of Delaware.

Purchaser represents that he has read this Agreement and is familiar with its terms and provisions. Purchaser hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement.

IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

OPTIONEE:	MAVENIR SYSTEMS, INC.

By:
Signature

Its:
Print Name

EXHIBIT C-2

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I,                         , hereby sell, assign and transfer unto Mavenir Systems, Inc.             shares of the Common Stock of Mavenir Systems, Inc. standing in my name of the books of said corporation represented by Certificate No.         herewith and do hereby irrevocably constitute and appoint Andrews Kurth LLP to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement between Mavenir Systems, Inc. and the undersigned dated                     ,         .

Dated:	,	Signature:

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its “repurchase option,” as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.

EXHIBIT C-3

JOINT ESCROW INSTRUCTIONS

                    ,

Andrews Kurth LLP

111 Congress, Suite 1700

Austin, TX 78701

Dear Sir:

As Escrow Agent for both Mavenir Systems, Inc. (the “Company”), and the undersigned purchaser of stock of the Company (the “Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (“Agreement”) between the Company and the undersigned, in accordance with the following instructions:

1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) exercises the Company’s repurchase option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the stock assignments, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company’s repurchase option.

3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4. Upon written request of the Purchaser, but no more than once per calendar year, unless the Company’s repurchase option has been exercised, you will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company’s repurchase option. Within 120 days after cessation of Purchaser’s continuous employment by or services to the Company, or any parent or subsidiary of the Company, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company’s repurchase option.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18. These Joint Escrow Instructions shall be governed by the internal substantive laws, but not the choice of law rules, of Delaware.

PURCHASER:	MAVENIR SYSTEMS, INC.

Signature	By

Print Name	Title

Residence Address

ESCROW AGENT

Dated: ,

EXHIBIT C-4

CONSENT OF SPOUSE

I,                     , spouse of                     , have read and approve the foregoing Restricted Stock Purchase Agreement (the “Agreement”). In consideration of granting of the right to my spouse to purchase shares of Mavenir Systems, Inc. as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:	,	Signature:

EXHIBIT C-5

Mavenir Systems, Inc. Joint Election under s431 ITEPA 2003 for full or partial disapplication of

Chapter 2 Income Tax (Earnings and Pensions) Act 2003

One Part Election

1. Between

the Employee	[insert name of employee]

whose National Insurance Number is	[insert NINO]

and

the Company (who is the Employee’s employer)	Mavenir Systems, Inc.

of Company Registration Number	[insert CRN]

2.	Purpose of Election

This joint election is made pursuant to section 431(1) or 431(2) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.

The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. An election under section 431(2) will ignore one or more of the restrictions in computing the charge on acquisition. Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election. Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.	Application

This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities	[insert number]

Description of securities	Common Stock of Mavenir Systems, Inc. .

Name of issuer of securities	Mavenir Systems, Inc.

to be acquired by the Employee after [dd/mm/yyyy] under the terms of the Mavenir Systems, Inc. 2005 Stock Plan.

4.	Extent of Application

This election disapplies S.431(1) ITEPA: All restrictions attaching to the securities.

5.	Declaration

This election will become irrevocable upon the later of its signing or the acquisition of employment-related securities to which this election applies.

In signing this joint election, we agree to be bound by its terms as stated above.

/ /
Signature (Employee)	Date

/ /
Signature (for and on behalf of the Company)	Date

Position in company